Exhibit 4.1


     THE INTERESTS EVIDENCED BY THIS OPTION AGREEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES REGISTRATION LAW; HAVE BEEN TAKEN FOR INVESTMENT; AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT. ANY AUTHORIZED ASSIGNMENT OR TRANSFER OF AN INTEREST REPRESENTED BY THIS AGREEMENT SHALL BE NULL AND VOID.

     THE SPARTA SURGICAL CORPORATION 1987 KEY EMPLOYEES AND KEY PERSONNEL STOCK OPTION PLAN ("PLAN") AND THIS OPTION AGREEMENT ARE SUBJECT TO THE APPROVAL OF THE BOARD OF DIRECTORS AND UNTIL SUCH TIME, THESE OPTIONS WILL NOT BE EFFECTIVE.

                             STOCK OPTION AGREEMENT

     AGREEMENT made by and between Sparta Surgical Corporation, a Delaware corporation, having its principal place of business at 7066 Koll Center Parkway, Pleasanton, California ("SPARTA") and Thomas F. Reiner ("Optionee") this 19th day of January, 1995.

                                    RECITALS

     WHEREAS, Optionee Is presently an employee or director of the Company; and

     WHEREAS, Company is desirous of increasing the incentive of Optionee to exert Optionee's utmost efforts to improve the business and increase the assets of the Company.

     NOW, THEREFORE, the Company hereby grants to the Optionee an option to purchase the common stock of the Company on the terms and conditions set forth below.

     1. Option.
        -------

          (a) The option granted herein is intended as a "non-statutory" stock option. Subject to the vesting rights specified in Section 3 (a) below, the Company hereby grants to the Optionee the option to purchase up to 50,000 fully paid an non-assessable shares of the common stock of the Company ("Share"). The option granted herein shall expire and terminate at 5:00 p.m.. on January 19,2005.

          (b) For purposes herein, the date of commencement ("Date of commencement) of the option shall be the date on which the shareholders of Sparta Surgical Corporation approve the Plan.

     2. Purchase Price.
        --------------

          The purchase price shall be $0.59 per share for the Shares that vest and become exercisable under this option.

          The Company shall pay all fees and expenses necessarily incurred by the Company in the connection with the exercise of the option, but shall not pay for the registration of such securities pursuant to applicable securities laws.

     3. Vesting; Exercise of Option.
        ---------------------------

          This option may be exercised by the Optionee (or, after his death, by the person designed in Section 4) only in accordance with the following provisions:

          (a) This option may be exercised by the Optionee upon delivery of the following to the Company at its principal executive offices:

               (i) a written notice of exercise which identifies this Agreement and states the number of shares of stock then being purchased;

               (ii) a check or cash in the amount of the purchase price in such other form of lawful consideration as the Company's Board of Directors may approve from time to time under the provisions of Section 6 of the Plan);

               (iii) a letter of agreement, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee and such other agreements and representations as specified by the Plan; and

               (iv) a check or cash, if requested by the Company either before or after the Company's receipt of the notice of exercise, in the amount of any taxes (other than stock issue or transfer taxes) which the Company is obligated to collect or withhold by reason of the exercises of the Option.

          (b) This option shall be exercisable and vest on and after the dates set forth below, the Optionee shall be entitled to purchase all or any portion of the shares of stock indicated opposite those respective dates.


                  Date                             Shares/Options
                  ----                             --------------
              January 19, 1998                        50,000

          (c) Notwithstanding any contrary provisions to this Agreement, this option may not be exercised until the Plan has been approved by the shareholders of the Company as provided for in the Plan.

     4. Exercise in the Event of Termination of Optionee's Employment.
        --------------------------------------------------------------

          (a) In the event all positions of the Optionee as a director of employee (including his position as an officer) are terminated, either voluntarily or involuntarily, the option granted to the Optionee hereunder may be exercised by the Optionee within three (3) months from the date of the Optionee is terminated to the extent Optionee was entitled to exercise this option on the date of termination. This option shall terminate thereafter and in no event may this option be exercised after the expiration of the term of this option as set forth in Section 1 (a).

          (b) If the Optionee dies (1) while acting in a position with the Company as a director, officer, or employee, or (ii) after the termination of all positions as a director, officer or employee of the Company, subject to the provisions of subsections (a) and (c) of this Section 4, this option may be exercised by a legatee or legatees of such Optionee under such individual's last will or by the duly authorized administrator or special administrator of Optionee's estate or by Optionee had the right to exercise this option on the date of such death.

          (c) An option may not be exercised pursuant to this Section 4 except to the extent that the Optionee was vested or otherwise entitled to exercise this option, or any part thereof, on the earlier of (i) the date of the termination of all positions as a director, officer or employee held by or (ii) the date of Optionee's death; provided, however, in no event may the option be exercised after the original expiration date of the option, as set forth in
Section 1(a).

     5. Transfer of Control.
        --------------------

          "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the Control Company (for the purpose of 'applying this paragraph 5, the "Control Company" shall mean the corporation whose stock is or will be subject to this option):

     (a) The direct or indirect sale or exchange by the shareholders of the Control Company of all or substantially all of the stock of the Control Company where that shareholders of the Control Company before such sale or exchange do note retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Control Company.

     (b) A merger in which the shareholders of the Control Company before such merger do not retain, directly or indirectly, at least majority of the beneficial interest in the voting stock of the Control Company.

     (c) The sale, exchange, or transfer of all or substantially all of the Control Company's assets (other than a sale, exchange, or transfer to one or more corporations where the shareholders of the Control Company before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).

     In the event of a Transfer of Control, the Board, in its sole discretion, shall either (i) provide that this option become vested and exercisable for purpose of paragraph 3 of this Option Agreement effective upon the Transfer of Control, or (ii) arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be, that such corporation either assume the Company's rights and obligations under outstanding Option Agreements or substitute an option for such corporations' stock for such outstanding Options. Any Options which are neither exercised as the date of the Transfer of Control nor assumed by the surviving, continuing, successor, or purchasing corporation, as the case may be, shall terminate as of the date of the Transfer of Control.

     6. Divisibility and Non-Assignability of the Options.
        --------------------------------------------------

          (a) The Optionee may exercise the options herein granted from time to time during the periods of their respective effectiveness with respect to any whole number of Shares included therein, but in no event may an option be exercised as to a fractional share.

          (b) The Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the options herein granted or any interest therein, otherwise than Optionee's lifetime only by the Optionee. Any purported transfer or assignment of this option shall be void and of no effect, and shall give the Company the right to terminate this option as of the date of such purported transfer or assignment.

     7. Stock as Investment.
        -------------------

          By accepting this option, the Optionee agrees for Optionee, Optionee's heirs and legatees that this option and any Optionee, Optionee's heirs and legatees that this option and any and all Shares purchased upon exercise of the options granted hereunder shall be acquired for investment and not for distribution and, upon acceptance of the option and the exercise of the options granted hereunder, shall deliver to the Company an Investor Certificate, in the form attached hereto as Exhibit "A" and incorporated by reference, representing that such Shares are being acquired in good faith for investment and not for distribution. The Optionee further acknowledges that he or his financial advisor has a personal or business relationship with the Company such as to enable a reasonable prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company. The Company may place all restrictive legends deemed by it to be appropriate on the certificates(s) representing Shares to be issued pursuant to the agreement. Upon exercise of the options granted hereunder, Optionee agrees the shares represented by the certificate are subject to an irrevocable voting trust appointing Thomas F. Reiner, as Trustee, with full authority and voting power over such shares.

     8. Risk Factors.
         ------------

     The options exercised hereunder by the Optionee is an investment in the Company that should be considered to be a speculatory investment. The shares being offered involve a high degree of risk and prospective Optionee should carefully consider the specific factors and risk factors including history of losses and negative cash flows the Company has experienced in the previous fiscal year of operations. An investment in the Company provides limited liquidity since the shares are not freely transferable. No market exists for the resale of the shares. The company's ability to carry out its expansion plans and increase its results and operating cash flows will depend in part on its raising additional capital. There can be no assurance that the Company will be able to accomplish the foregoing in a timely or profitable manner. Before you decide to exercise any options under this ESOP, the Company urges you to read the Management's Discussion and Analysis of Financial Condition and Results of Operation sections contained in Form 1OKSB and 10QSB.

     9. Restriction on Issuance of Shares.
        ----------------------------------

     This option and the obligation of the Company to transfer shares hereunder shall be subject to all applicable federal and state laws, rules and regulations, including those related to disclosure of financial and other information to the Optionee, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificate for Shares of its common stock purchased upon the exercise of any option prior to (a) the completion of all registrations or qualifications of such shares under any federal or state law, or any rule or regulation of any governmental body which the Company shall, in its sole discretion, determine may be necessary or advisable; and (b) permission for the listing of such shares shall have been given by any national securities exchange on which the common stock of the Company is at the time of issuance listed, or
(c) counsel to the Company has determined, in his professional judgment, that such registration, qualification, or listing is not necessary.

     10. Adjustment Upon Changes in Capitalization.
         ------------------------------------------

          (a) In the event of changes in the outstanding common stock of the Company by reason of stock dividends, stock splits, recapitalization, mergers, consolidations, combinations, exchanges of shares, separations, reorganizations, and assuming the Company is a surviving corporation, the number and class of shares as to which the options may be exercised shall be correspondingly adjusted by the Company. Such adjustment shall be made by the Board of Directors of the Company, whose determination in that respect shall be final, binding and conclusive.

          (b) Any adjustment in the number of Shares shall apply proportionately only to the unexercised portion of an option granted hereunder If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares.

          (c) Any issue by the Company for consideration of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect the number or price of Shares subject to the option, and no adjustment by reason thereof shall be made.

     11. No Rights in Option Stock.
         -------------------------

     Optionee shall have no rights as a shareholder in respect of Shares as to which the option granted hereunder shall not have been exercised and payment made as herein provided.

     12. Certain Corporate Transactions.
         ------------------------------

     Nothing in this agreement shall in any way prohibit or affect the right and power of the Company to make adjustments, reclassifications or changes of its capital or business structures, or from merging with or consolidating into another corporation, or from selling or transferring all or substantially all of its assets, or from distributing all or substantially all of its assets to its stockholders in liquidation, or from dissolving and terminating its corporate existence.

     13. No Effect Upon Employment.
         -------------------------

     This agreement does not give the Optionee any right to continued employment by the Company, whether as officer, employee or consultant

     14. Bindinq Effect.
         ---------------

     Except as herein otherwise expressly provided, this agreement shall be binding upon and insure to the benefit of the parties hereto, their successors, legal representatives and assigns.

     15. Subject to Terms of the Plan.
         -----------------------------

     This Agreement shall be subject in all respects to the terms and conditions of the Plan. Your signature herein represents your acknowledgment of receipt of a copy of the Plan. Any dispute or disagreement which shall arise under to as a result of or pursuant to this Agreement shall be finally and conclusively determined by the Board in its sole discretion, and such determination shall be binding upon all parties.

     16. Tax Effects
         ------------

     THE FEDERAL TAX CONSEQUENCES OF STOCK OPTIONS ARE COMPLEX AND SUBJECT TO CHANGE. ACCORDINGLY, AN OPTIONEE (OR HIS OR HER GUARDIAN, ESTATE OR LEGATEE) ANY OPTION OR DISPOSING OF ANY SHARES ACQUIRED UPON THE EXERCISE OF AN OPTION.

     17. Notification of Sale.
         ---------------------

     Optionee, or any person acquiring Shares upon exercise of this Option, shall notify the Company not more than five (5) days after any sale or disposition of such Shares.

     18. Miscellaneous.
         -------------

     This Agreement shall be construed under the laws of the State of California. Headings have been included herein for convenience of reference only, and shall not be deemed a part of the Agreement

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                  Sparta Surgical Corporation

                                                  By:  /s/  Tom Reiner
                                                       -------------------------

                                                  Its:  CHM/President
                                                        ------------------------


                                   ACCEPTANCE

     Optionee acknowledges receipt of the Nonqualified Stock Option Agreement, copies of the Company's Annual Reports and SEC filings since the end of the last fiscal year, and an Investor's Certificate. Optionee represents that Optionee has read and understands the terms and provisions thereof, and hereby accepts this option subject to all of the terms and conditions thereof. Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations required of the Board of Directors of the Company by and as to this Option.

                                            By:  /s/  Tom Reiner
                                                 -------------------------------

                                    EXHIBIT A

                             INVESTOR'S CERTIFICATE

                 (For Use With Offerings Under SEC Regulation D
                and California Corporations Code Section 25102 (f)


     The undersigned, as a condition to purchase shares of the common, no par stock (the "Securities") of Sparta Surgical Corporation, a Delaware corporation (the "Company"), certifies to the Company as follows:

     1. My full name, residence address and business address are as follows:

                           Name                         Address
                           ----                        -------

                    Thomas F. Reiner              4478 Fleetwood Rd
--------------------------------------------------------------------------------
                    CHM/President/CEO             Danville, Calif. 94506
--------------------------------------------------------------------------------



     2. I am purchasing the Securities in my own name and for my own account (or for a trust account if I am a trustee), and no other person has any interest or right with respect to the Securities, nor have I agreed to give any person any such interest or right in the future.

     3. 1 am acquiring the Securities for investment and not with a view to or for sale in connection with any distribution of the Securities. I recognize that the Securities have not been registered under the Federal Securities Act of 1933, nor qualified under the California Corporate Securities Law of 1968, that any disposition of the Securities is subject to restrictions imposed by federal and state law and that the certificates representing the Securities may bear a restrictive legend. I also recognize that I cannot dispose of the Securities absent registration and qualification, and that no undertaking has been made with regard to registering or qualifying the Securities in the future. I understand that the availability of an exemption in the future will depend in part on circumstances outside my control and that I may be required to hold the Securities for a substantial period. I recognize that no representation has been made to me that a public market with respect to the Securities will exist at a future date. I understand that the California Commissioner of Corporations has made no finding or determination relating to the fairness for investment of the Securities offered by the Company and that the Commissioner has not and will not recommend or endorse the Securities.

     4. 1 have not seen or received any advertisement or general solicitation with respect to the sale of the Securities.


     5. I believe, by reason of my business or financial experience that I am capable of evaluating the merits and risks of this investment and of protecting my own interests in connection with this investment.

     6. 1 acknowledge that during the course of this transaction and prior to purchasing the Securities I have been provided with financial and other written information about the Company, I have been given the opportunity by the Company to obtain such information and ask such questions concerning the Company, the Securities, and my investment as I felt necessary, and to the extent I availed myself of such opportunity, I received satisfactory information and answers. If I requested any additional information which the Company possessed or could acquire without unreasonable effort or expense and which was necessary to verify the accuracy of the financial and other written information furnished to me by the Company, that additional information was provided to me. In reaching the decision to invest in the Securities, I have carefully evaluated my financial resources and investment position and the risks associated with this investment, and I acknowledge that I am able to bear the economic risks of this investment. I further acknowledge that my financial condition is such that I am under any present necessity or constraint to dispose of the Securities to satisfy any existent or contemplated debt or undertaking.

     Dated: This 31st day of March, 2000.


                                              /s/  Thomas F. Reiner
                                              ----------------------------------
                                                   Signature